Exhibit 99.1

IT Tech Packaging Announces Pricing of Approximately $2.6 million Registered Direct Offering

BAODING, China, April 30, 2020 /PRNewswire/ — IT Tech Packaging, Inc. (NYSE MKT: ITP) (“IT Tech Packaging” or “the Company”), a leading manufacturer and distributor of diversified paper products in North China, announced today it has entered into a securities purchase agreement with certain institutional investors to purchase approximately $2.6 million worth of its common stock in a registered direct offering and warrants to purchase shares of common stock in a concurrent private placement.

Under the terms of the securities purchase agreement, the Company has agreed to sell 4.4 million shares of the Company’s common stock and issue unregistered warrants to purchase up to an additional 4.4 million shares of the Company’s common stock in a concurrent private placement transaction. The warrants will be exercisable commencing six months after the date of issuance at an exercise price of $0.7425 and expire 5.5 years from the date of issuance. The purchase price for one share of common stock and a corresponding warrant is $0.58. The gross proceeds to the Company from the registered direct offering and concurrent private placement are estimated to be approximately $2.6 million before deducting the placement agent’s fees and other estimated offering expenses. The registered direct offering and concurrent private placement are expected to close on or about May 4, 2020, subject to the satisfaction of customary closing conditions.

Maxim Group LLC (“Maxim”) is acting as sole placement agent in connection with this offering.

The Company intends to use the net proceeds from this offering for general corporate purposes.

The common stock is being offered by the Company pursuant to a shelf registration statement on Form S-3 filed with the Securities and Exchange Commission (SEC) dated February 22, 2018, as amended on June 11, 2018 and declared effective on June 19, 2018. A prospectus supplement related to the offering will be filed with the SEC and available on the SEC’s website at http://www.sec.gov. Copies of the prospectus supplement relating to the offering may be obtained, when available, by contacting: Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174, by telephone: at (212) 895-3500.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

About IT Tech Packaging, Inc.

Founded in 1996, IT Tech Packaging, Inc. is a leading manufacturer and distributor of diversified paper products in North China. Using recycled paper as its primary raw material (with the exception of its tissue paper products), ITP produces and distributes three categories of paper products: corrugating medium paper, offset printing paper and tissue paper products. With production based in Baoding and Xingtai in North China’s Hebei Province, ITP is located strategically close to the Beijing and Tianjin region, home to a growing base of industrial and manufacturing activities and one of the largest markets for paper products consumption in the country. ITP has been listed on the NYSE American since December 2009.

Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include timing of the proposed transaction; the business plans, objectives, expectations and intentions of the parties once the transaction is complete, and ITP’s estimated and future results of operations, business strategies, competitive position, industry environment and potential growth opportunities. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: there is uncertainty about the spread of the COVID-19 virus and the impact it will have on ITP’s operations, the demand for the ITP’s products and services, global supply chains and economic activity in general. These and other risks and uncertainties are detailed in the other public filings with the Securities and Exchange Commission (the “SEC”) by ITP.

Additional information concerning these and other factors that may impact our expectations and projections will be found in our periodic filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. ITP’s SEC filings are available publicly on the SEC’s website at www.sec.gov. ITP disclaims any obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

At the Company Email:

ir@itpackaging.cn

Tel: +86 0312 8698215

Investor Relations:

Janice Wang

EverGreen Consulting Inc.

Email: ir@changqingconsulting.com

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